UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009

NetREIT
 (Exact name of registrant as specified in its charter)

CALIFORNIA	001-34049	33-0841255
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8537

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 2, 2009, Registrant completed the acquisition of The Morena Office Center (“MOC”) located at 1202 Morena Boulevard, San Diego, California 92110 from the seller, Morena Office Centre, LLC. MOC is a four (4) story, multi-tenant, Class B office building of approximately 26,784 square feet. The building was constructed in 1985 and as of the date of the acquisition, was fully leased with two tenants occupying approximately 70% of the building.

The property is centrally located in the City of San Diego, California less than two (2) miles from two major Interstates, and approximately 5 miles northwest of downtown San Diego and the San Diego International Airport.

Registrant’s purchase price for the property was $6,600,000, all of which was paid in cash.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Real Estate Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Company Shell Transactions.

Not applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT

Date: January 7, 2009	By:	/s/ Kenneth Elsberry

Name: Kenneth Elsberry
Title: Chief Financial Officer